Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

iNeedMD Holdings, Inc.,

a Nevada corporation

Mediplex Alliances Inc.,

a Delaware corporation

and

Jonathan Loutzenhiser and Darryl Cleveland,

the sole shareholders of

Mediplex Alliances Inc.

Dated as of March 16, 2016

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of March 16, 2016 by and among iNeedMD Holdings, Inc., a Nevada corporation located at 650 First Avenue, 3rd Floor, New York, New York 10016 (the “Company”), Mediplex Alliances Inc., a Delaware corporation located at 4438 Cole Avenue, Dallas, Texas 75205 (“Mediplex”), and Jonathan Loutzenhiser and Darryl Cleveland, individuals and the sole shareholders of Mediplex (the “Shareholders” and together with the Company and Mediplex, the “Parties” and each, a “Party”).

WHEREAS, the Shareholders own 100% of the outstanding shares of common stock in Mediplex representing 100% of the equity interest in Mediplex in accordance with Schedule I attached hereto (the “Shares”);

WHEREAS, the Shareholders believe that it is in their best interests to exchange (the “Exchange”) all of the Shares for the Exchange Shares (as defined herein);

WHEREAS, the Company believes it is in its best interests and that of its shareholders to acquire all of the Shares in exchange for the issuance of the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Exchange qualify as a tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01 Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by reference with the same force and effect as if fully set forth hereinafter.

Section 1.02 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, the Shareholders shall assign, transfer and deliver, free and clear of all liens, all of the Shares to the Company, in exchange for the issuance of that certain number of shares (the “Exchange Shares”) of common stock of the Company, par value $0.001 per share such that at the Closing (as defined below) of the Agreement, Mediplex shall be a wholly owned subsidiary of the Company.

(b) Pursuant to the Exchange, the Company shall issue to the Shareholders pro-rata in accordance with their ownership in Mediplex (i) 2,500,000 shares of common stock of the Company valued at $1.00 per share on the Closing Date (as defined below) subject to a Clawback (as defined in Section 5.01 below) by the Company and (ii) 2,500,000 shares of common stock of the Company valued at $1.00 per share on the six-month anniversary of the Closing Date subject to a Clawback by the Company (collectively, (i) and (ii) the “Closing Shares”).

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Section 1.03 Anti-Dilution of Closing Shares. If, at any time during the 12 months after the Closing Date, the Company consummates a financing transaction in the amount of at least $1,000,000 and the Company sells or grants any option to purchase any common stock or common stock equivalents entitling any Person (as defined herein) to acquire shares of common stock of the Company at an effective price per share that is lower than $1.00, then the Shareholders shall be entitled to the issuance of additional shares of common stock of the Company, subject to the Clawback (as defined in Section 5.01 below), in order to maintain their ownership interest solely in the Closing Shares; provided however, that no adjustment will be made in respect of any Excepted Issuances. “Excepted Issuances” means (i) the Company’s issuance of common stock in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of common stock or the issuances or grants of options to purchase common stock to employees, directors, and consultants, pursuant to employee stock option plans, or (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding as of the Closing Date.

Section 1.04 Milestone Issuances. Upon achievement of the accrued revenue milestones set forth below prior to the end of the 2018 fiscal year, the Company shall issue to the Shareholders, pro-rata in accordance with their ownership in Mediplex, shares of common stock of the Company, as follows:

1.	upon revenues attributable to the business of Mediplex (as reflected on the Company’s financial statements prepared in accordance with GAAP (as defined below)) first reaching $7,500,000, 5,000,000 shares of common stock of the Company;
2.	upon revenues attributable to the business of Mediplex (as reflected on the Company’s financial statements prepared in accordance with GAAP) first reaching $15,000,000, $5,000,000 of common stock of the Company as determined using the Milestone Valuation (as defined below);
3.	upon revenues attributable to the business of Mediplex (as reflected on the Company’s financial statements prepared in accordance with GAAP) first reaching $20,000,000, $5,000,000 of common stock of the Company as determined using the Milestone Valuation; and
4.	upon revenues attributable to the business of Mediplex (as reflected on the Company’s financial statements prepared in accordance with GAAP) first reaching $25,000,000, $5,000,000 of common stock of the Company as determined using the Milestone Valuation.

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“Milestone Valuation” shall mean the amount obtained by dividing $5,000,000 by the volume-weighted average price (“VWAP”) on the OTC Markets OTCQB Marketplace, or applicable trading market (the “OTCQB”) as reported by Bloomberg L.P. of the Company’s common stock in the five (5) Trading Days (as defined below) immediately prior to the Determination Date (as defined below), or, if the OTCQB is not the principal trading market for the Company’s Common Stock, the closing bid price of such security on the principal securities exchange or trading market where the Company’s common stock is listed or traded.. “Trading Day” shall mean any day on which the Company’s common stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Company’s common stock is then being traded. “Determination Date” shall mean the date that is one day after the filing of the Company’s quarterly report on Form 10-Q or annual report on Form 10-K for the period in which the relevant milestone was achieved. For the avoidance of doubt, no stock shall be issued for milestones achieved after the end of the 2018 fiscal year.

Section 1.05 Mediplex Liabilities Extinguished and Agreements Rescinded.

(a) Recognizing the need to extinguish all existing liabilities of Mediplex prior to the Closing Date, the Company has indicated it will not enter into this Agreement unless Mediplex has arranged for the payment and discharge of all of Mediplex’s liabilities, contingent or otherwise, including all of Mediplex’s accounts payable. Accordingly, Mediplex shall arrange for the payment and discharge of all such liabilities.

(b) Except for the employment agreement dated January 1, 2016, by and between Mediplex and Jonathan Loutzenhiser, all agreements entered into by Mediplex including sales contracts, employment agreements, management contracts, distribution agreements, consulting agreements, letters of intent (LOIs) for individuals and/or organizations and any related agreements and obligations of Mediplex shall be rescinded prior to the Closing Date (the “Mediplex Agreements”). Subsequent to the Closing Date, the Mediplex Agreements shall be revised and renegotiated with terms and conditions mutually acceptable by the Parties (the “Revised Mediplex Agreements”). The Parties acknowledge and agree that the Company’s shares of common stock to be issued as compensation for services pursuant to the Revised Mediplex Agreements shall be transferred from Jonathan Loutzenhiser.

Section 1.06 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby are satisfied or waived, at such location to be determined by the Company or such other date and time as the Parties may mutually determine (the “Closing Date”).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF mediplex and the Shareholders

Mediplex and the Shareholders represent and warrant to the Company, jointly and severally, that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01. Organization, Standing and Corporate Power. Mediplex is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority to carry on its business as now being conducted. Mediplex is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect. As used herein the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Parties taken as a whole.

Section 2.02 Subsidiaries. As of the date hereof, Mediplex has no subsidiaries.

Section 2.03 Capital Structure. The issued and outstanding equity of Mediplex consists of 500 shares of common stock, par value $0.0001 per share, held by two (2) shareholders as listed on the Company’s books and records and set forth on Schedule I attached hereto. Mediplex has no other securities of any nature issued, reserved for issuance or outstanding. All outstanding shares of Mediplex common stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

Section 2.04 Authorization, Enforceability, Non-Contravention. Mediplex has the requisite power and authority to enter into this Agreement and to consummate the Exchange. The execution and delivery of this Agreement by Mediplex and the consummation by Mediplex of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Mediplex. This Agreement has been duly executed and delivered by Mediplex and constitutes a valid and binding obligation of Mediplex, enforceable against Mediplex in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any material lien upon any of the properties or assets of Mediplex. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action, including action by the Shareholders, as required by applicable law and this Agreement has been duly executed by authorized signatories;

Section 2.05 Books and Records. The minute books and other similar records of Mediplex contain complete and accurate records of all actions taken at any meetings of Mediplex, board of directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Mediplex, as previously made available to the Company, accurately reflect the assets, liabilities, business, financial condition and results of operations of Mediplex and have been maintained in accordance with good business and bookkeeping practices.

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Section 2.06 Permits. Mediplex has each license, franchise, permit, certificate, approval or other similar authorization required in connection with the conduct of, or otherwise affecting or relating in any way to, the business (the “Permits”). The Permits are valid and in full force and effect; Mediplex is not in default, and no condition exists that with notice or lapse of time could constitute a default, under the Permits; no proceedings are pending or threatened to revoke or amend any Permit; the Permits are freely assignable; and none of the Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement; and

Section 2.07 Litigation; Labor Matters; Compliance with Laws.

(i) To the actual knowledge of the Shareholders, there is no suit, action or proceeding or investigation pending or threatened against or affecting Mediplex or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or prevent, hinder or materially delay the ability of Mediplex to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Mediplex having, or which, insofar as reasonably could be foreseen by Mediplex, in the future could have, a Material Adverse Effect.

(ii) To the actual knowledge of the Shareholders, the conduct of the business of Mediplex complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

Section 2.08 Absence of Certain Changes or Events. Mediplex has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any Material Adverse Change with respect to Mediplex; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Mediplex; (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Mediplex to consummate the transactions contemplated by this Agreement.

Section 2.09 Tax Returns and Tax Payments. Mediplex has timely filed all tax returns required to be filed by it, have paid all taxes shown thereon to be due and have provided adequate reserves in their financial statements for any taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid taxes have been made or have become a material lien against the property of Mediplex or is being asserted against Mediplex, no audit of any tax return of Mediplex is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted by Mediplex and is currently in effect.

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Section 2.10 Environmental Matters. To the actual knowledge of Mediplex, Mediplex is in compliance with all applicable Environmental Laws except for such violation thereof would not have a Material Adverse Effect. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

Section 2.11 Material Contract Defaults. Mediplex is not, or has not, received any notice or have any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Mediplex is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring Mediplex to indemnify any Person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Mediplex in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Mediplex or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Section 2.12 Properties. Mediplex has good, clear and marketable titles to all the tangible properties and tangible assets owned by Mediplex or acquired after the date thereof which are, individually or in the aggregate, material to Mediplex’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens.

Section 2.13 Trademarks and Related Contracts.

(i) Except as disclosed in this Agreement, Mediplex (i) owns or has the right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(ii) Mediplex owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known by competitors (collectively, “intellectual property”) required for or incident to the development, operation and sale of all products and services sold by Mediplex, free and clear of any right, lien or claim of others; provided, however, the possibility exists that other Persons, completely independent of Mediplex or its employees or agents, could have developed intellectual property similar or identical to that of Mediplex. Except as disclosed in the Agreement, the Shareholders are not aware of any such development of substantially identical trade secrets or technical information by others.

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Section 2.14 Certain Employee Payments. Mediplex is not party to any employment agreement which could result in the payment to any current, former or future director or employee of Mediplex of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 2.15 Undisclosed Liabilities. To its actual knowledge, Mediplex does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for those liabilities which arise under (a) liabilities shown on the Financial Statements (as defined below) (b) liabilities which have arisen since the date of the Financial Statements in the ordinary course of business which do not exceed $5,000.00 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

Section 2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Mediplex.

Section 2.17 Certain Business Relationships with Affiliates. No Affiliate (as defined below) of Mediplex (a) owns any property or right, tangible or intangible, which is used in the business of Mediplex, (b) has any claim or cause of action against Mediplex, or (c) owes any money to, or is owed any money by Mediplex. As used herein, the term Affiliate means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

Section 2.18 Financial Information. Attached hereto as Schedule 2.18 are the following financial statements of Mediplex as of January 2015 (collectively, the “Financial Statements”): (i) unaudited balance sheet, (ii) statement of cash flows, and (iii) profit and loss. To its actual knowledge, the Financial Statements were prepared in accordance with GAAP, are true and correct in all material respects as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Mediplex, which books and records are complete, and accurate.

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The term “actual knowledge,” as used herein shall mean the actual current knowledge of the Shareholders, without any duty of investigation or inquiry.

ARTICLE III

Representations and Warranties of THE Shareholders

The Shareholders represent and warrant to the Company that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01 Good Title. The Shareholders are the record and beneficial owners, and have good title to, the Shares, with the full right and authority to sell and deliver such Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to the Company pursuant to the Exchange. The Company, as the new owner of such Shares, will receive good title to such Shares, free and clear of all Title Liens.

Section 3.02 Power; Enforceability. The Shareholders are of majority age and have the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform their obligations under this Agreement. This Agreement constitutes a legal, valid, and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, except as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 3.03 No Conflicts. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, (ii) will not violate any laws applicable to the Shareholders or the Shares and (iii) will not violate or breach any contractual obligation to which the Shareholders are a party or under which the Shares are bound.

Section 3.04 Acquisition of the Exchange Shares for Investment.

(a) Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired by the Shareholders hereunder will be acquired for investment for the Shareholders’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholders have no present intention of selling, granting any participation in or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws. The Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchange Shares. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

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(b) The Shareholders (i) can bear the economic risk of their investment and (ii) possesses such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment in the Company and its securities.

(c) The Shareholders understand that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to the Shareholders are intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”). The Shareholders are “accredited investors,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act. The certificates representing the Exchange Shares issued to the Shareholders shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d) The Shareholders acknowledge that neither the Securities and Exchange Commission, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) The Shareholders acknowledge that they have carefully reviewed such information as they have deemed necessary to evaluate an investment in the Company and its securities. To the full satisfaction of the Shareholders, they have been furnished all materials that they have requested relating to the Company and the issuance of the Exchange Shares hereunder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders have relied in making an exchange of the Shares for the Exchange Shares.

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(f) The Shareholders understand that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely and the Shareholders further acknowledge that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act.

Section 3.05 Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the Shareholders consent to the Company making a notation on its records or giving instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Mediplex and the Shareholders that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 4.01 Organization, Standing and Corporate Power of the Company. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

Section 4.02 Subsidiaries.

(i) The Company has no subsidiaries other than iNeedMD, Inc., a Delaware corporation (“iNeedMD”). iNeedMD is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware. As of December 17, 2015, iNeedMD is the operating subsidiary of the Parent. The Parent has delivered or made available to Mediplex complete and accurate copies of the charter, bylaws or other organizational documents of iNeedMD. iNeedMD is owned by the Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Except for 400 shares of preferred stock issued and outstanding, there are no outstanding stock appreciation, phantom equity or similar rights with respect to iNeedMD. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity interests of iNeedMD.

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(ii) At all times through the date of this Agreement, the business and operations of the Company have been conducted exclusively through the Parent and iNeedMD.

(iii) The Company does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

Section 4.03 Capital Structure. The authorized capital stock of the Company consists of (i) 65,000,000 shares of common stock, $0.001 par value, of which 51,270,176 shares are issued and outstanding as of the date hereof, (ii) 10,000,000 shares of preferred stock, $0.001 par value, of which 0 shares are issued and outstanding as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except for 1,500,000 warrants issued and outstanding, exercisable for five years at an exercise price of $0.50 per share, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Company or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Company or any other securities of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register the Company’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of the Company or with respect to any securities of the Company.

Section 4.04 Authority; Non-Contravention. The Company has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or bylaws of the Company or the comparable charter or organizational documents of IneedMD, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company, as the case may be, of any of the transactions contemplated by this Agreement, except, as required, such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the “blue sky” laws of various states.

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Section 4.05 Litigation; Labor Matters; Compliance with Laws.

(i) Except as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015, there is no suit, action or proceeding or investigation pending or threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a Material Adverse Effect with respect to the Company.

(iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

ARTICLE V

COVENANTS

Section 5.01 Clawback of the Closing Shares. If, on the first anniversary of the Closing Date, revenues prepared in accordance with generally accepted accounting principles (“GAAP”) attributable to the business acquired from Mediplex for the 12-month period ending on the last day of the month preceding the date of such first anniversary are not greater than $2,500,000 for the 12-month period ending on the last day of the month preceding the date hereof (the “Mediplex Year 1 Revenues”), then the Closing Shares shall be forfeited by Mediplex, and cancelled by the Company, as soon as practicable following the determination of the Mediplex Year 1 Revenues and the comparison (the “Clawback”).

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Section 5.02 Securities Law Compliance. Each of the Company and Mediplex understand and agree that the consummation of this Agreement, including the issuance of the Exchange Shares to the Shareholders in exchange for the Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of the Company and Mediplex agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, the Company and Mediplex shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the Shareholders reside, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.03 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company in the Exchange, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 5.04 Public Announcements. The Parties hereto will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties have to agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof except as may be required by applicable law or court process.

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Section 5.05 President Appointment. Within 30 days from the Closing Date, the Board of Directors of the Company shall appoint Jonathan Loutzenhiser as the President of the Company.

Section 5.06 Board of Director Appointments. Within 30 days from the Closing Date, there shall be five members of the Board of Directors of the Company consisting of (i) two directors appointed by the Company, (ii) Jonathan Loutzenhiser (iii) one director appointed by Mediplex, and (iv) one independent director appointed upon mutual agreement by the Parties. The Company agrees that it will nominate Jonathan Loutzenhiser as a member of the Board of Directors at the Company’s shareholder meetings in 2016 and 2017.

Section 5.07 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

INDEMNIFICATION

Section 6.01. The Shareholders shall indemnify and hold harmless the Company and its officers, directors, shareholders, employees, attorneys, accountants, representatives and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any inaccuracy in or any breach of any representation of Mediplex or the Shareholders contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of Mediplex or the Shareholders in this Agreement or any related agreement.

Section 6.02. The Company shall indemnify the Shareholders from and against any and all Losses to which it may become subject arising out of or based on (i) any inaccuracy in or any breach of any representation of the Company contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of the Company in this Agreement or any related agreement.

Section 6.03. Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

Section 6.04. The indemnification provided for in this Article VI shall survive the consummation of the Transactions contemplated hereby.

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ARTICLE VII

MISCELLANEOUS

Section 7.01 Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 7.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.03 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to iNeedMD Holdings, Inc.	iNeedMD Holdings, Inc.
650 First Avenue, 3rd Floor
New York, New York 10016
Attn: Thomas A. Nicolette, CEO

With Copies to:	Lucosky Brookman LLP
101 Wood Avenue South, 5th Fl
Woodbridge, NJ 08830
Attn: Joseph M. Lucosky

If to Mediplex Alliances, Inc:	Mediplex Alliances, Inc.
4438 Cole Avenue
Dallas, Texas 75205
Attn: Jonathan Loutzenhiser, President

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With Copies to:	Loeb & Loeb, LLP
345 Park Avenue
New York, New York 10154
Attn: Steven Olenick

If to the Shareholders:	Jonathan Loutzenhiser
4438 Cole Avenue
Dallas, Texas 75205

With Copies to:	Loeb & Loeb, LLP
345 Park Avenue
New York, New York 10154
Attn: Steven Olenick

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

Section 7.04 Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Third Party Beneficiaries. This contract is strictly between the Company, Mediplex, and the Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.06 Expenses. The Company shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

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Section 7.07 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

Section 7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 7.10 Independent Counsel. Mediplex and the Shareholders acknowledge that they have been provided with an opportunity to consult with their own legal counsel and tax or other advisors with respect to this Agreement.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above hereunto duly authorized.

INEEDMD HOLDINGS, INC.

By:
Name: Thomas A. Nicolette
Title: Chief Executive Officer

MEDIPLEX ALLIANCES, INC.

By:
Name: Jonathan Loutzenhiser
Title: President

SHAREHOLDERS

jonathan loutzenhiser, individually

darryl r. cleveeland, individually

[Signature page to the Agreement]

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Schedule I

Mediplex Shareholders	Amount of Mediplex Shares of Common Stock Issued and Outstanding	Percentage of Ownership
Jonathan Loutzenhiser	495	99%
Darryl Cleveland	5	1%
Total		100%

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Schedule 2.18

Financial Statements

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